EXHIBIT 99

                                     [LOGO]

                                  PRESS RELEASE
                                  -------------

FOR IMMEDIATE RELEASE                           CONTACT:  JAMES L. DAVIDSON, JR.
---------------------                           --------------------------------
October 15, 1997                                          PRESIDENT & CEO
----------------                                          ---------------



                           FFVA FINANCIAL CORPORATION
                     Announces 10% Stock Repurchase Program

         Lynchburg, Virginia -- October 15, 1997 -- FFVA Financial Corporation, the holding company of First Federal Savings Bank of Lynchburg, has announced that it has adopted a stock repurchase program under which it may repurchase up to 452,000 shares of the Company's common stock commencing on or after October 15, 1997.

         The repurchases will be made in open-market transactions, subject to the availability of stock, market conditions, the trading price of the stock, and the Company's financial performance. Repurchased shares will become authorized but unissued shares and will be utilized for general corporate purposes.

         First Federal Savings Bank of Lynchburg is headquartered in Lynchburg, Virginia and operates through its main office and eleven branch offices. The Bank's deposits are insured up to maximum legal limits by the Federal Deposit Insurance Corporation (FDIC). At September 30, 1997, the Company had total assets and stockholders' equity of $567.3 million and $75.5 million, respectively. The Company's common stock is listed on The Nasdaq National Market under the symbol "FFFC."




                                 (804) 845-2371
                                925 Main Street
                           Lynchburg, Virginia 24505